EXHIBIT 99.1
FOR IMMEDIATE RELEASE
REGENT COMMUNICATIONS FILES LAWSUIT AGAINST RILEY INVESTMENT PARTNERS,
RILEY INVESTMENT MANAGEMENT AND SMH CAPITAL
REGENT ALLEGES VIOLATIONS OF FEDERAL SECURITIES LAWS
Cincinnati, OH, August 15, 2007 — Regent Communications, Inc. (NASDAQ: RGCI) announced today that it has filed a lawsuit against Riley Investment Partners Master Fund, L.P. and Riley Investment Management LLC, (collectively “Riley”) and SMH Capital Inc. (“SMH Capital”) in the United States District Court for the District of Delaware. The lawsuit alleges, among other things, violations of Section 13 and 14 of the Securities Exchange Act of 1934 in connection with Riley’s solicitation of requests from various Regent shareholders to call a special meeting to amend Regent’s bylaws, and to add four new directors to Regent’s Board of Directors nominated by Riley. (Riley recently filed a lawsuit against Regent in Delaware Chancery Court to try to force a special meeting notwithstanding Riley’s actions in violation of the Federal rules concerning proxy solicitation and Riley’s failure to disclose critical facts regarding its plans and its arrangements with SMH Capital, another Regent shareholder.) In addition, the Regent lawsuit alleges that Riley and SMH Capital are engaged in continuing violations of Section 13(d) of the Securities Exchange Act as a result of (i) in the case of SMH Capital, failing to disclose its significant beneficial ownership interests in Regent shares, and (ii) in the case of Riley and SMH Capital, failing to disclose in a Schedule 13D the intentions, arrangements and agreements between Riley, SMH Capital and other shareholders with respect to Regent and its shares. Regent takes these actions very seriously and intends to pursue vigorously all available remedies.
Regent stands ready to respect its obligations to all Regent shareholders, to hold meetings which have been properly demanded by its shareholders, and to respond to shareholder concerns and initiatives. As a seven percent shareholder, Riley is demanding hasty action to elect four of its own nominees to the board, stands poised to appoint others and obtain a majority position as vacancies occur, and has stated that it will try to sell the Company despite the poor performance of radio broadcast stocks in recent months and the turmoil in securities markets generally. Regent is concerned that Riley and the other shareholders in its group, including SMH Capital, are taking these actions without providing required information to Regent’s other shareholders. It is these very shortcomings that the federal securities laws are designed to prevent, and Regent will insist that all shareholders proceed in a manner consistent with law.
Regent is a radio broadcasting company focused on acquiring, developing and operating radio stations in mid-sized markets. Regent owns and operates 68 stations located in 14 markets. Regent shares are traded on the Nasdaq under the symbol “RGCI.”
Important Additional Information Will be Filed with the SEC
Regent plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed special meeting, if it is held. Investors and security holders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Regent and the proposals to be voted upon at the proposed special meeting. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Regent through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Regent by directing a request to Regent

Communications, Inc., 2000 Fifth Third Center 511 Walnut Street, Cincinnati, Ohio 45202, Attention: Investor Relations: Proxy Request.
Regent and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed special meeting, if it is held. The names of Regent’s directors and executive officers and a description of their direct or indirect interests, by security holdings or otherwise, in Regent is set forth in its Schedule 14A, which was filed with the SEC on April 9, 2007 and may be obtained through the web site maintained by the SEC at www.sec.gov.
Forward-Looking Statements
This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which it claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although Regent believes expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; the ability to manage growth; the ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limits. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

Contact:
Tony Vasconcellos	Chris Plunkett
Executive Vice President and Chief Financial Officer	Brainerd Communicators, Inc.
Regent Communications, Inc.	212-986-6667
859-292-0030